Exhibit 5.1

Our Reference:                SM116/002

23 March 2023

PRIVATE AND CONFIDENTIAL

Board of Directors

SMX (Security Matters) Public Limited Company

Mespil Business Centre

Mespil House

Sussex Road

Dublin 4

Ireland

D04 T4A6

Re:	SMX (Security Matters) Public Limited Company

To whom it may concern,

1.	Basis of Opinion (the “Opinion”)

1.1

We are acting as Irish legal counsel to SMX (Security Matters) Public Limited Company, a public company limited by shares incorporated under the laws of Ireland under company registration number 722009 (the “Company”) in connection with a reciprocal standby equity purchase agreement by and between the Company and YA II PN Ltd (“Yorkville”) dated 23 February 2023 (the “SEPA”). We also refer to the registration statement on Form F-1 (File No. 333-270674) filed by the Company on 17 March 2023 with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended from time to time (the “Registration Statement”, and the transactions contemplated therein together with those in the SEPA, the “Transaction”). We refer in particular to the registration by the Company of up to 4,516,464 ordinary shares of US$0.0001 each in the capital of the Company (the “Shares”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion on taxation set out in paragraph 2.4, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction; and

(c)	the searches listed at paragraph 1.5 below.

1.4	In giving this Opinion, we have examined copies of the documents set out in Schedule 1 (the “Documents”) sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 23 March 2023 (the “Searches”):

(a)

on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the Irish High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the Irish High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7

Save as set out in paragraph 2.4, no opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

1.8

The opinion set out in paragraph 2.4 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in paragraph 2.4.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2

the Shares, when issued by the Company in accordance with the terms of the Registration Statement and the SEPA (the “Issuance Event”), will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3

on the occurrence of the Issuance Event, the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares); and

2.4

subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Certain Material Irish Tax Considerations To Non-Irish Holders”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Shares;

3.3	that the Shares will be issued in accordance with (i) the appropriate resolutions and authorities of the shareholders and directors of the Company and (ii) the terms of the Registration Statement;

3.4

there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Issuance Event in good faith, for its legitimate and bona fide business purposes;

3.5

that (i) the Shares will be quoted on the Global Market of the Nasdaq Stock Market LLC at the time of the Issuance Event and will continue to be so quoted or (ii) the Shares will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.6

the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;

3.8	that the representations contained in the certificate of a director of the Company dated on or around the date hereof (the “Officer’s Certificate”) are correct as to questions of fact;

3.9	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons;

Constitution, Agreements and Resolutions

3.10

that the constitution of the Company included at Schedule 2 to this Opinion is the current constitution of the Company and that there were no other terms governing the Shares other than those set out in the constitution;

3.11	all director and shareholder resolutions required to authorise the Issuance Event have been validly passed prior to the Issuance Event, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.12

the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ ARTHUR COX
ARTHUR COX LLP

SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The SEPA.

3.	The constitution of the Company, as appended to this Opinion at Schedule 2.

4.	The Officer’s Certificate dated on or around the date hereof.

5.	Certificate of Incorporation of the Company on registration as a public limited company dated 1 July 2022.

6.	Certificate of Incorporation on Change of Name of the Company dated 17 February 2023.

7.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated on or before the date hereof.

SCHEDULE 2

CONSTITUTION